Exhibit 99.1

Flux Power Reports Fiscal Year 2026 First Quarter Financial Results

Vista, CA — November 13, 2025 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a leading developer of advanced lithium-ion energy storage solutions and software-driven electrification for commercial and industrial equipment, today reported financial and operational results for the 2026 fiscal first quarter ended September 30, 2025.

First Quarter and Recent Business Highlights

●	Received $2.4 million in repeat orders from a leading global food and beverage distribution company and a global industrial equipment manufacturer
●	Secured a large order with another major airline customer, doubling the number of North American airlines served to eight from last year
●	Graduated its software SkyEMS 2.0 SaaS platform from beta into production with multiple paying customers
●	Received UL EE Listing across its material handling portfolio, opening up a new $1B total addressable market across the chemical, oil & gas, agricultural processing and pharmaceutical industries
●	Received UL 1973 Listing for its G80-G2 lithium-ion solution, the company’s first 80V product for mobile battery energy storage systems (BESS) in the ground support equipment (GSE) industry, resulting in new market opportunities in AGVs and AMRs
●	Regained compliance with Nasdaq’s continued listing requirements
●	Raised $13.8 million in new capital, net of fees and underwriters’ discount
●	Continued to execute on cost reductions in pursuit of profitability goals

CEO Commentary

“First quarter revenue reflected a temporary pause in customer orders due to the uncertainty surrounding the tariff situation and overall near-term caution on the macroeconomic environment,” said Krishna Vanka, Flux Power’s CEO. “That said, we have begun to see order activity materially rebound in the second quarter, highlighted by multi-million-dollar orders from significant material handling customers and a more recent large order from a major new airline customer. Flux Power now supplies eight major North American airline carriers. We also continue to receive strong interest in our SkyEMS SaaS software platform with the recent production release of version 2.0 to a growing number of paying customers.

“Additionally, we further strengthened our financial position and balance sheet through a recent public equity offering and a prior private placement during the quarter, which collectively raised $13.8 million in proceeds net of underwriter’s discount and offering related expenses. This additional capital will be used for working capital purposes, allowing us the flexibility to more rapidly execute on our operating, sales and product development initiatives as we pursue our ultimate goal of delivering sustained profitability in the quarters ahead. Our strong portfolio of advanced mobile energy storage products combined with our integrated software solutions provide Flux Power significantly expanded market opportunities with both new and existing customers that will be key to driving our future growth and expansion.”

First Quarter Fiscal 2026 Financial Results

Revenue for the first fiscal quarter of 2026 was $13.2 million, compared to $16.1 million in the first fiscal quarter of 2025. Gross profit for the first fiscal quarter of 2026 was $3.8 million, or 28.6% of revenue, compared to $5.2 million, or 32.4% of revenue, in the first fiscal quarter of 2025.

Operating expenses for the first quarter were $5.9 million, compared to $6.4 million in the prior year quarter.

Operating loss for the first quarter was $2.2 million, compared to a loss of $1.2 million in the prior year quarter. Excluding costs associated with the multi-year restatement of previously issued financial statements and stock-based compensation, first quarter non-GAAP operating loss was $2.0 million, compared to an operating loss of $0.6 million in the prior year period.

Net loss for the first quarter was $2.6 million, or ($0.15) per share, compared to a net loss of $1.7 million, or ($0.10) per share, in the first quarter of 2025. On a non-GAAP basis, first quarter net loss was $2.4 million, or ($0.14) per share, which excludes the above-referenced costs, compared to a net loss of $1.1 million, or ($0.06) per share, in the prior year.

Adjusted EBITDA for the first quarter was ($1.7) million, compared to ($0.4) million in the prior year period.

Balance Sheet

Cash as of September 30, 2025 was $1.6 million. Subsequent to quarter-end, the Company raised approximately $9.2 million in proceeds net of fees and underwriters discount from a secondary public offering of our common shares. On September 15, 20025, the company closed a private placement offering of prefunded warrants of $4.6 million net of offering related expenses. The cash impact of both offerings is approximately $12.6 million, net of debt conversion and fees. Additional sources of working capital include a revolving line of credit under a $16.0 million credit facility with Gibraltar Business Capital (“Gibraltar”). Our current borrowing capacity under the Gibraltar line of credit is $16.0 million subject to available collateral as defined by the credit agreement and satisfaction of certain financial covenants.

Conference Call

Flux Power will host a conference call on Thursday, November 13, 2025 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time to discuss its fiscal first quarter 2026 financial results. To access the call, please use the following information:

Date: Thursday, November 13, 2025

Time: 1:30 p.m. Pacific Time | 4:30 p.m. Eastern Time

Toll-free dial-in number: 1-833-630-1956

International dial-in number: +1-412-317-1837

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the News & Events section of the Company’s Investor Relations website.

For those unable to participate during the live broadcast of the conference call, a telephone replay will be available approximately two hours after the conference call and accessible through November 20, 2025. The replay dial-in number is 1-877-344-7529, and the access code 1187040. International callers should dial +1-412-317-0088 and enter the same pass code. Additionally, a replay of the webcast will be available on Flux’s Investor Relations website for approximately 90 days.

About Flux Power

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Accordingly, statements are not guarantees of future results. Some of the important factors that could cause Flux Power’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: risks and uncertainties, related to Flux Power’s business, results and financial condition; plans and expectations with respect to access to capital and outstanding indebtedness; Flux Power’s ability to comply with the terms of the existing credit facilities to obtain the necessary capital from such credit facilities; Flux Power’s ability to raise capital; Flux Power’s ability to continue as a going concern. Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to improve its gross margins, or achieve breakeven cash flow or profitability, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,
	2025	2024
Revenues	$13,175,000	$16,125,000
Cost of sales	9,410,000	10,907,000

Gross profit	3,765,000	5,218,000

Operating expenses:
Selling and administrative	4,906,000	5,115,000
Research and development	1,037,000	1,315,000
Total operating expenses	5,943,000	6,430,000

Operating loss	(2,178,000)	(1,212,000)

Interest income (expense), net	(384,000)	(457,000)

Net loss	$(2,562,000)	$(1,669,000)

Net loss per share - basic and diluted	$(0.15)	$(0.10)

Weighted average number of common shares outstanding - basic and diluted	16,835,698	16,682,465

FLUX POWER HOLDINGS, INC.

NON-GAAP NET LOSS ADJUSTMENTS

(Unaudited)

	Three months ended September 30,
	2025	2024
Net loss	$(2,562,000)	$(1,669,000)

Non-GAAP adjustments to net loss:
Stock-based compensation	209,000	347,000
Restatement and related costs	-	241,000
Total Non-GAAP addjustments	209,000	588,000

Non-GAAP net loss	$(2,353,000)	$(1,081,000)
Non-GAAP net loss per share - basic and diluted	$(0.14)	$(0.06)

FLUX POWER HOLDINGS, INC.

NON-GAAP OPERATING LOSS ADJUSTMENTS

(Unaudited)

	Three months ended September 30,
	2025	2024
Operating loss	$(2,178,000)	$(1,212,000)

Non-GAAP adjustments to operating loss:
Stock-based compensation	209,000	347,000
Restatement and related costs	-	241,000
Total Non-GAAP addjustments	209,000	588,000

Non-GAAP operating loss	$(1,969,000)	$(624,000)
Non-GAAP operating loss per share - basic and diluted	$(0.12)	$(0.04)

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	June 30,
	2025	2025
ASSETS

Current assets:
Cash	$1,588,000	$1,334,000
Accounts receivable, net of allowance for credit losses of $68,000 at September 30, 2025 and June 30, 2025	7,497,000	11,374,000
Inventories, net	15,726,000	17,231,000
Other current assets	2,146,000	1,865,000
Total current assets	26,957,000	31,804,000

Right of use assets, net	1,125,000	1,275,000
Property, plant and equipment, net	1,505,000	1,554,000
Other assets	108,000	119,000

Total assets	$29,695,000	$34,752,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$13,739,000	$16,295,000
Accrued expenses	7,504,000	7,058,000
Line of credit	9,935,000	13,627,000
Subordinated debt	–	1,000,000
Deferred revenue	129,000	459,000
Customer deposits	38,000	38,000
Finance leases payable, current portion	90,000	80,000
Office leases payable, current portion	651,000	815,000
Accrued interest	83,000	246,000
Total current liabilities	32,169,000	39,618,000

Long term liabilities:
Finance leases payable, less current portion	36,000	32,000
Office leases payable, less current portion	470,000
Deferred revenue, less current portion	340,000	506,000

Total liabilities	33,015,000	40,156,000

Commitments and contingencies (Note 9)

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 3,000,000 and 500,000 shares authorized at September 30, 2025 and June 30, 2025, respectively; none issued and outstanding	–	–
Common stock, $0.001 par value; 75,000,000 shares authorized; 16,862,010 and 16,835,698 shares issued and outstanding at September 30, 2025 and June 30, 2025, respectively	17,000	17,000
Additional paid-in capital	105,611,000	100,965,000
Accumulated deficit	(108,948,000)	(106,386,000)
Total stockholders’ equity (deficit)	(3,320,000)	(5,404,000)
Total liabilities and stockholders’ equity (deficit)	$29,695,000	$34,752,000

FLUX POWER HOLDINGS, INC.

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three months ended September 30,
	2025	2024
Net loss	$(2,562,000)	$(1,669,000)
Add/Subtract:
Interest, net	384,000	457,000
Income tax provision	-	-
Depreciation and amortization	251,000	252,000
EBITDA	(1,927,000)	(960,000)
Add/Subtract:
Restatement and related costs	-	241,000
Stock-based compensation	209,000	347,000
Adjusted EBITDA	$(1,718,000)	$(372,000)

Contacts

Media & Investor Relations:

media@fluxpower.com

info@fluxpower.com

External Investor Relations:

Leanne Sievers | Joel Achramowicz

Shelton Group

flux-ir@sheltongroup.com